UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2010

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 2, 2010, we entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 14,000,000 shares of our common stock, par value $0.001 per share. In addition, under the terms of the Underwriting Agreement, we granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 2,100,000 shares of common stock to cover overallotments, if any. On December 2, 2010, the Underwriters exercised in full the option to purchase 2,100,000 additional shares. The price to the public in this offering is $6.00 per share, and the Underwriters have agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $5.64 per share. The aggregate net proceeds to us from this offering of a total of 16,100,000 shares are expected to be approximately $90.5 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The offering is expected to close on or about December 7, 2010, subject to customary closing conditions.

The offering is being made pursuant to our effective registration statement on Form S-3 (Registration Statement No. 333-169513) previously filed with and declared effective by the Securities and Exchange Commission and a prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of Sequenom and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

On December 2, 2010, we issued a press release announcing the pricing of the offering. On December 3, 2010, we issued a press release announcing the exercise in full of the Underwriters’ overallotment option. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated December 2, 2010.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Press release dated December 2, 2010.
99.2	Press release dated December 3, 2010.

Forward-Looking Statements

This report contains forward-looking statements that are subject to a number of risks and uncertainties, including statements regarding Sequenom’s expectations with respect to the completion, timing and size of the proposed offering. Actual results may differ materially from those set forth in this report due to risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the proposed offering, as well as other risks and uncertainties detailed in the risk factors included in Sequenom’s current report on Form 8-K filed with the SEC on December 1, 2010. Except as required by law, Sequenom undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SEQUENOM, INC.

Dated: December 3, 2010	By:	/s/ Clarke Neumann
Clarke Neumann
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated December 2, 2010.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Press release dated December 2, 2010.
99.2	Press release dated December 3, 2010.